Exhibit 99.28(h)(iii)

AMENDED AND RESTATED EXHIBIT A

          THIS EXHIBIT A, amended and restated effective as of November 16, 2011, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of April 3, 2006, between BNY Mellon Investment Servicing (US) Inc. (formerly, PFPC Inc.) and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury Large Cap Core Fund
(f/k/a Old Westbury Large Cap Equity Fund)
Old Westbury Large Cap Strategies Fund
(f/k/a Old Westbury International Fund)
Old Westbury Fixed Income Fund
Old Westbury Municipal Bond Fund
Old Westbury Global Small & Mid Cap Fund
(f/k/a Old Westbury Global Small Cap Fund)
Old Westbury Real Return Fund
Old Westbury Global Opportunities Fund

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Jay F. Nusblatt

Name:	Jay F. Nusblatt

Title:	Managing Director

Date:	February 7, 2012

OLD WESTBURY FUNDS, INC.

By:	/s/ Marc D. Stern

Name:	Marc D. Stern

Title:	President

Date:	February 7, 2012

AMENDED AND RESTATED EXHIBIT C

THIS EXHIBIT C, amended and restated as of November 16, 2011 is Exhibit C to that certain Administration and Accounting Services Agreement dated as of April 3, 2006, between BNY Mellon Investment Servicing (US) Inc. (formerly, PFPC Inc.) and Old Westbury Funds, Inc.

LIST OF FAIR VALUE
PORTFOLIOS

Old Westbury Large Cap Strategies Fund
(f/k/a Old Westbury International Fund)
Old Westbury Global Small & Mid Cap Fund
(f/k/a Old Westbury Global Small Cap Fund)
Old Westbury Global Opportunities Fund

BNY MELLON INVESTMENT SERVICING (US) INC

By:	/s/ Jay F. Nusblatt

Name:	Jay F. Nusblatt

Title:	Managing Director

OLD WESTBURY FUNDS, INC.

By:	/s/ Marc D. Stern

Name:	Marc D. Stern

Title:	President